UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

CVS HEALTH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 16, 2016, CVS Health Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $1,750,000,000 aggregate principal amount of its 2.125% senior notes due June 1, 2021 (the “2021 Notes”) and $1,750,000,000 aggregate principal amount of its 2.875% senior notes due June 1, 2026 (the “2026 Notes”, and together with the 2021 Notes, the “Notes”). The Notes were offered pursuant to the Company’s Registration Statement on Form S-3, File No. 333-210872, dated May 4, 2016.

From time to time, certain of the Underwriters and/or their respective affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement. Barclays Capital Inc. is acting as Dealer Manager in connection with the Company’s cash tender offers (the “Tender Offers”) for (1) any and all of its 5.75% Senior Notes due 2017, its 6.60% Senior Notes due 2019 and its 4.75% Senior Notes due 2020 and (2) up to $1,500,000,000 aggregate principal amount of its 6.25% Senior Notes due 2027, its 6.125% Senior Notes due 2039, its 5.750% Senior Notes due 2041, the 5.00% Senior Notes due 2024 issued by its wholly-owned subsidiary, Omnicare, Inc. (“Omnicare”), the 4.75% Senior Notes due 2022 issued by Omnicare, its 4.875% Senior Notes due 2035 and its 3.875% Senior Notes due 2025. To the extent any of the Underwriters or their affiliates own notes that are the subject of the Tender Offers, they may tender such notes pursuant to the terms of the Tender Offers. An affiliate of one of the Underwriters, BNY Mellon Capital Markets, LLC, is the trustee, registrar and paying agent for the Notes. Additionally, a member of the Company’s board of directors is an officer of Bank of America Corporation, an affiliate of one of the Underwriters.

The closing of the sale of the Notes will occur on May 25, 2016, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement. The net proceeds to the Company from the sale of the Notes, after deducting the Underwriters’ discounts and the estimated offering expenses payable by the Company, are approximately $3,454,795,000.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report on Form 8-K and is incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement dated May 16, 2016 between CVS Health Corporation and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

By:	/s/ David M. Denton
David M. Denton
Executive Vice President and
Chief Financial Officer

Dated: May 18, 2016